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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2005 (February 8, 2005)

Tri-S Security Corporation
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	0-51148 (Commission File Number)	30-0016962 (IRS Employer Identification No.)
3700 Mansell Road, Suite 220 (Address of principal executive offices)	30022 (Zip Code)

Registrant's telephone number, including area code: (770) 625-4945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 1.01    Entry into a Material Definitive Agreement.

        On February 8, 2005, Tri-S Security Corporation, a Georgia corporation (the "Company"), entered into indemnification agreements with each of Lee K. Toole, James M. Logsdon and James A. Verbrugge in connection with Messrs. Toole, Logsdon and Verbrugge commencing their service as directors of the Company on such date. Pursuant to the indemnification agreements, the Company shall indemnify Messrs. Toole, Logsdon and Verbrugge to the fullest extent permitted by applicable law if they become involved or are threatened to be involved in any investigation, action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were serving as directors of the Company. The form of indemnification agreement the Company entered into with each of Messrs. Toole, Logsdon and Verbrugge is filed as Exhibit 99.1 to this Current Report.

        Item 9.01    Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired. None.

  (b)
  Pro Forma Financial Information. None

  (c)
  Exhibits.

        The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION
By:	/s/ RONALD G. FARRELL Ronald G. Farrell, Chief Executive Officer

Dated: February 14, 2005

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EXHIBIT INDEX

99.1
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.43 to the Company's Registration Statement on Form S-1, as amended (No. 333-119737)).

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SIGNATURE
EXHIBIT INDEX